EXHIBIT 99.1

This statement on Form 4 is filed jointly by each of the undersigned.

Name of Designated Filer: Klein Michael Stuart

Date of Event Requiring Statement: June 11, 2021

Issuer Name: Skillsoft Corp. [SKIL]

MICHAEL KLEIN

/s/ Michael Klein
Michael Klein

M. KLEIN ASSOCIATES, INC.

By:	/s/ Jay Taragin
Name:	Jay Taragin
Title:	Authorized Signatory

CHURCHILL SPONSOR II LLC

By:	/s/ Jay Taragin
Name:	Jay Taragin
Title:	Authorized Signatory